Exhibit 10.1

Dated 15 May 2026

ZENITH GREEN LIMITED (as vendor) and RISEMIND HOLDING (CAYMAN) LIMITED (as purchaser)
Agreement for sale and purchase of 70 ordinary shares of Loomi Entertainment Group Limited

i

THIS AGREEMENT is made the 15th day of May, Two Thousand and Twenty-six

AMONG:

(1)	ZENITH GREEN LIMITED (Company No. 2185719), a business company with limited liability incorporated under the laws of the British Virgin Islands, whose registered office is situated at the office of Ascentium (BVI) Ltd, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. (the “Vendor”); and

(2)	RISEMIND HOLDINGS (CAYMAN) LIMITED (Company No. 428421), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose registered office is situated at the office of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. (the “Purchaser”).

(The Vendor and the Purchaser are collectively referred to as the “Parties”, and each the “Party”)

WHEREAS:

(A)	The Vendor is the legal and beneficial owner of 100 Shares in the Company, representing the entire issued shares of the Company. Particulars of the Company are set out in the Schedule 1.

(B)	The Company, together with its wholly-owned subsidiaries, particulars of which are set out in Schedule 1 (collectively, the “Business”), is an entertainment solutions provider in Hong Kong, Malaysia and Singapore.

(C)	The Vendor has advanced a shareholders loan to the Company. Such loan is free of interest and repayable on demand.

(D)	The Vendor has agreed to sell and transfer, and the Purchaser has agreed to purchase, the Sale Shares, upon the terms and subject to the conditions of this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals), unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Asset(s)”	all assets, property and rights (including the benefit of any debt, mortgage or charge), which the Company owns

“Business Day”

(a)         for receiving a notice, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)         for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Hong Kong or a day on which a tropical cyclone warning no 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 am and 5:00 pm.

“BVI”	British Virgin Islands

“Completion Date”	the date upon which Closing takes place

“Company”	Loomi Entertainment Group Limited, a company incorporated under the laws of the BVI, the particulars of which are set out in Schedule 1

“Completion Accounts”	the unaudited consolidated statement of financial position of the Company and the Subsidiaries as at the Completion Date (but immediately before Closing) and the unaudited consolidated statement of comprehensive income of the Company and the Subsidiaries (together with the breakdown, notes, statements, lists, ledgers, accounts and records attached thereto) for the period from its date of incorporation and ended on the Completion Date (but immediately before Closing) and as certified as true and correct by one (1) director of the Company

“Conditions”	means the conditions precedent set out in Clause 3; and “Condition” means any or a specific one of them.

“Consideration”	the purchase price of the Sale Shares as set out and ascertained in Clause 4

“Encumbrance”	means any mortgage, pledge, charge, lien, claims, equities, options, adverse interests, right of first refusal, right of set-off, title retention, assignment by way of security, hypothecation, third party rights or interest whatsoever, power of sale, rights of pre-emption or other encumbrance, priority or security interest or other security arrangement or other rights or interest of whatsoever nature or other security agreement or trust arrangement for the purpose of providing security, and any other agreement or arrangement the effect of which is the creation of a security interest, and “Encumber”, “Encumbrancer” or “Unencumbered” shall be construed accordingly.

“HK$” or “HKD” or “Hong Kong Dollar”	Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Liabilities”	any and all liabilities (contingent or otherwise), indebtedness and obligations whether arising at law or in equity or under any warranty, condition, guarantee, indemnity, insurance policy, lease, letter of credit, transaction, commitment, contract (in each case, whether express or implied) or in any other way whatsoever including any and all business liabilities, Taxation liabilities, provisions for Taxation, bad and doubtful debts and indebtedness (including interest, costs and fees), accounts payable, dividends or other distributions payable, depreciation, financial facilities or rights of security or third party rights and all other liabilities howsoever arising

“Long Stop Date”	means the seventh (7th) calendar day from the date of this Agreement

“Material Adverse Change”	means any change, event, occurrence, state of facts or effect, the consequence of which is to, or could reasonably be expected to materially and adversely affect the financial position, management, business or property, results of operations, legal or financing structure, business prospects or assets or liabilities of the Company and “Material Adverse Change” or “Material Adverse Effect” shall be construed accordingly

“Purchaser’s Warranties”	has the meaning ascribed to it in Clause 10

“Sale Shares”	Seventy (70) Shares to be sold by the Vendor to the Purchaser pursuant to this Agreement

“Shares”	ordinary shares of the Company with no par value

“Subsidiaries”	wholly-owned subsidiaries of the Company, the particulars of which are set out in Schedule 1, each a direct wholly-owned subsidiary of the Company

“Tax” or “Taxation”	all forms of taxation including overseas taxation and all forms of profits tax, interest tax, estate duty and stamp duty and all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever charged or imposed by any statutory, governmental state, provincial, local government or municipal authority whatsoever and the expression “Tax” shall be construed accordingly

“Taxation Authority”	any other revenue, customs, fiscal governmental, statutory, central, regional, state, provincial, local governmental or municipal authority, body or person, whether of Hong Kong, BVI or elsewhere

“U.S.” or “United States”	United States of America

“US$” or “USD” or “United States Dollar”	United States dollars, the lawful currency of the United States

“Warranties”	means the representations, warranties and undertakings set out in Clause 8.1 and Schedule 2 given by the Vendor to the Purchaser and “Warranty” shall be construed accordingly

1.2	In this Agreement, except where the context otherwise requires:

(a)	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

(b)	a reference to a Clause or Schedule is to a clause or schedule to, this Agreement, and a reference to this Agreement includes any schedule;

(c)	the singular includes the plural and vice versa, and a gender includes other genders;

(d)	another grammatical form of a defined word or expression has a corresponding meaning;

(e)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(f)	a reference to time is to Hong Kong time;

(g)	a reference to a Party is to a Party to this Agreement, and a reference to a Party to a document includes the Party’s executors, administrators, successors and permitted assigns and substitutes;

(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(k)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and

(l)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	AGREEMENT TO SELL AND PURCHASE SHARES

2.1	Subject to and upon the terms and conditions of this Agreement (including the Conditions):

(a)	the Vendor as registered, legal and beneficial owners shall sell and transfer, or shall procure the sale and transfer of, the Sale Shares to the Purchaser free from all the Encumbrances and with all rights attached thereto or accruing thereto, including all dividends, distributions and payments declared, paid or made in respect thereof on or after the date hereof and as at Completion; and

(b)	the Purchaser (relying on the agreements, covenants, obligations, representations, warranties, undertakings, indemnities, replies and answers of the Vendor herein or made in pursuance of this Agreement) shall purchase, or shall procure the purchase of, the Sale Shares free from all the Encumbrances in consideration of the Share Consideration and subject to and upon the terms and conditions of this Agreement.

2.2	The Sale Shares shall rank pari passu in all respect with the Shares in issue of the Company.

3.	CONDITIONS PRECEDENT

Conditions Precedent

3.1	Completion of the sale and purchase of the Sale Shares is subject to and conditional upon due and complete fulfilment, on or before the Long Stop Date, of all of the following conditions:

(a)	the Vendor having proved that it has good title to the Sale Shares free from all Encumbrances;

(b)	all necessary consents and authorizations which may be required to implement this Agreement under any existing contractual arrangements or documentation having been obtained;

(c)	all authorizations, consents, sanctions and approvals of all governmental or regulatory authorities, courts, agencies or bodies which the Purchaser reasonably consider necessary or required (after prior consultation with the Vendor) for the purposes of the transactions contemplated by this Agreement having been obtained;

(d)	the Purchaser shall be satisfied with the assets, liabilities, state, affairs and conditions (financial or otherwise) of the Company (including the Company’s financial statements and accounts) up to and including Completion;

(e)	the Purchaser shall be satisfied that the Warranties and the warranties, representations and undertakings on the part of the Vendor contained herein are true and accurate up to and including the date of Completion and not misleading in any respect, and that there is no non disclosure on the part of the Vendor;

(f)	the Purchaser being satisfied that the Vendor shall have duly complied with and perform all the terms and conditions of this Agreement in all respects insofar as the same are to be complied with and performed on or before Completion; and

(g)	such other documentary evidence as the Purchaser may reasonably require for proof of the due and complete fulfilment or performance of any or all the Conditions under Clause 3.1.

Waiver of Condition

3.2	The Purchaser may, on such terms and conditions as it may decide in its absolute discretion, waive all or any of the Conditions at any time by notice in writing to the Vendor.

Co-Operation between Parties

3.3	The Parties shall co-operate and shall use best endeavours and due diligence to procure and ensure that all the Conditions shall be fully fulfilled by no later than the Long Stop Date. The Parties shall provide the other Parties with all reasonable assistance and information for the application for all the approvals or consents referred to in the Conditions / fulfilment of all the Conditions.

Fulfilment of Conditions

3.4	The Conditions shall only be treated as fulfilled if the relevant waiver, authorization, consent or approval is unconditional or, if it is conditional or imposes requirements, the conditions or requirements are acceptable to the Purchaser.

Notification of Fulfilment of Condition

3.5	Each of the Vendor and the Purchaser agrees and undertakes with the others that upon any of the Conditions being fulfilled, the Vendor or the Purchaser shall immediately notify the other Party in writing of the fulfilment of such Condition.

Non-Fulfilment of Conditions by Vendor

3.6	If any Conditions shall have not been fulfilled to the satisfaction of the Purchaser or waived by the Purchaser in writing by the Long Stop Date, the Purchaser (in addition to and without prejudice to any other claims, rights and remedies the Purchaser shall have) shall have the right by notice in writing to terminate and rescind this Agreement and annul the sale and purchase of the Sale Shares herein provided in which event the Deposit shall be forthwith returned to the Purchaser and (without prejudice to any of the rights, claims and remedies of any other breaches, defaults, failures, non-compliances and non-performances of any terms and conditions of this Agreement on the part of the Vendor, and without prejudice to any antecedent breach of any of the terms and conditions of this Agreement, including the breach of Clause 3 by the Vendor and the Parties’ respective rights and obligations with respect to any such breach) all rights, obligations and liabilities of the Parties hereunder in relation to Completion but not further or otherwise will cease and determine. The Purchaser shall also have the right to seek or claim losses and damages suffered by the Purchaser on the non-compliances or non-performances of the Conditions and on the default, breach, non-compliances and non-performances of Clause 3.

4.	CONSIDERATION

4.1	The Consideration payable for the sale and purchase of the Sale Shares shall be United States Dollars Seventy Only (USD70.00).

4.2	The Parties agree that the Consideration shall be paid by the Purchaser by way of cashier order drawn by a licenced bank in Hong Kong and/or bank transfer in United States Dollars to the Vendor’s designated bank account or any other method as mutually agreed by the Parties in writing.

4.3	The stamp duty and other levies, if any, payable on the sale and purchase of the Sale Shares pursuant to this Agreement shall be borne by the Vendor and the Purchaser in equal share.

5.	DUE DILIGENCE

The Purchaser acknowledges that it has been offered with the opportunity to carry out a due diligence review and investigation on the Company and the Subsidiaries including but not limited to the satisfaction of the affairs, business, assets, liabilities, operations, records, financial position, value of assets, accounts, results, legal and financial structure of the Company and the Subsidiaries and it has waived its right in doing so prior to the entering of this Agreement.

6.	CLOSING

6.1	Subject to the due and complete fulfilment of all the Conditions on or before the Long Stop Date and subject to and upon the terms and conditions of this Agreement, Completion shall take place at 2:00 p.m. on the next following Business Day on which notification of fulfilment (or waiver) of all of the Conditions has been served in accordance with Clause 3.5 virtually or such other time and/or venue as mutually agreed by the Vendor and the Purchaser in writing, at which time the business set out in Clauses 0, 6.3 and Error! Reference source not found. below shall be simultaneously transacted.

Documents from the Vendor

6.2	On Closing, the Vendor shall deliver to the Purchaser:

(a)	duly executed instrument of transfer of the Sale Shares by the Vendor in favour of the Purchaser or its nominee and the original share certificate, if any, issued in respect of the Sale Shares; and

(b)	such other documents as may be required to give a good and effective transfer of title to the Sale Shares to the Purchaser and/or its nominee.

Board Resolutions from and Obligations of Vendor

6.3	At Completion the Vendor shall do, or procure or cause to do, all (but not part only) of the following:

(a)	a meeting of the directors of the Company to be held at which resolutions in respect of the following matters shall be passed or resolved:

(i)	the transfer of the Sale Shares from the Vendor to the Purchaser and/or its nominee(s) shall be approved and the Purchaser and/or its nominee(s) shall be approved as the registered holder(s) of the Sale Shares (subject only to payment of stamp duty, if any);

(ii)	the issuance of a new share certificate for the Sale Shares in the name of the Purchaser (and/or the Purchaser’s nominee(s));

(iii)	such other matters shall be dealt with and resolved upon and such other documents, instruments, acts and things to be executed and done and caused or procured to be executed and done as the Purchaser shall require for the purposes of giving effect to the provisions of this Agreement; and

(b)	the share register of the Company to be held to the order of the Purchaser as from the Completion.

Payment by and Obligation of Purchaser

6.4	At Completion but subject to and against compliance and performance by the Vendor with all the provisions of Clauses 6.2 and 6.3, the Purchaser shall:

(a)	produce evidence of the fulfillment of the Conditions as set out in Clause 3.1 (to the extent applicable); and

(b)	pay the Vendor the Consideration in immediately available funds by way of bank transfer.

Completion of All Transactions

6.5	The transactions set out in this Clause 6 shall take place at the same time so that in default of performance of any such transactions or any part thereof by a Party, the other Party shall not be obliged to complete the transactions (without prejudice to any further legal remedies).

Default of Completion by Vendor

6.6	In addition to and without prejudice to any other claims, rights or remedies available to the Purchaser or the Vendor, if any provision of this Clause 6 is not complied with by the Vendor at Completion, the Purchaser shall be entitled to, by written notice to the other Parties:

(a)	defer Completion to a date not more than thirty (30) days after the Completion Date (and so that the provisions of and the rights, claims and remedies of the Purchaser under this Clause 6 shall apply to such Completion as so deferred) provided that such deferral may only occur once; or

(b)	proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)	(by notice in writing) terminate and rescind this Agreement and annul the sale and purchase of the Sale Shares herein provided in which event the Deposit shall be forthwith returned to the Purchaser and (without prejudice to any of the rights, claims and remedies of any other breaches, defaults, failures, non-compliances and non-performances of any terms and conditions of this Agreement on the part of the Vendor, and without prejudice to any antecedent breach of any of the terms and conditions of this Agreement, including the breach of this Clause 6 by the Vendor and the Parties’ respective rights and obligations with respect to any such breach) all rights, obligations and liabilities of the Parties hereunder in relation to Completion but not further or otherwise will cease and determine. The Purchaser shall also have the right to seek or claim losses and damages suffered by the Purchaser on the non-compliances or non-performances of the Conditions and on the default, breach, non-compliances and non-performances of this Clause 6 by the Vendor.

6.7	It is hereby agreed that if the Completion Date shall fall on a day which is not a Business Day or shall fall on a day on which typhoon signal No.8 or above or black rainstorm signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. the Completion Date shall automatically be postponed to the next business day or such next business day on which no typhoon signal No.8 or above or black rainstorm signal is hoisted as aforesaid.

7.	CONDUCT OF BUSINESS BEFORE COMPLETION

7.1	The Vendor represents, warrants and undertakes to the Purchaser that:

(a)	as at the Completion Date, no Material Adverse Change will have occurred since the date of this Agreement;

(b)	the Vendor shall be responsible for all the liabilities, obligations, Indebtedness, Encumbrances of any kind (whether liquidated or unliquidated, actual or contingent, foreseeable or unforeseeable, or otherwise) of the Company before, up to and including the Completion Date;

(c)	the Vendor shall from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Purchaser and/or its nominee any event, fact or circumstance which could reasonably be expected to affect a purchaser for value of the Sale Shares or which may entitle the Purchaser and/or its nominee to make any claim under this Agreement;

(d)	the Vendor shall provide all such information known, on reasonable enquiry, ought to be known to the Vendor and relating to the Vendor, the Company, Sale Shares as may reasonably be required by the Purchaser, its officers, employee, agents, representatives and advisers, for the purposes of complying with any requirements of law and enabling the Purchaser to obtain any approvals which they consider necessary from any governmental authorities in Hong Kong in connection with the sale and purchase of the Sale Shares;

(e)	the Vendor shall from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Purchaser and/or its nominee(s) any event, fact or circumstance which may be or become known to them before or after the date hereof and which is inconsistent with any of the Warranties or which could reasonably be expected to affect a purchaser for value of the Sale Shares or which may entitle the Purchaser and/or its nominee(s) to make any claim under this Agreement;

(f)	the Vendor shall notify the Purchaser of any matters relating to or affecting the properties or assets of the Company or any part thereof of a material nature as soon as is reasonably practicable after the Vendor becomes aware thereof;

(g)	the Vendor shall be liable for any claim or demand under this Agreement which would not have arisen but for an act omission, act or transaction by the Vendor or the Company occurring or committed before or after the Completion; and

(h)	take any action which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

8.	REPRESENTATIONS, WARRANTIES AND INDEMNITIES BY VENDOR

8.1	Save for the matters set out in this Clause 8.1 and Schedule 2, which the Vendor warrants and represents to the Purchaser to be true, complete and accurate, the Vendor makes no representation or warranty, whether expressly or impliedly, to the subject matter of this Agreement, including, without limitation, the Company and the Subsidiaries.

8.2	The liability of the Vendor in respect of any breach of any of the Warranties and the extent of indemnity referred to in Clause 8.1 and Schedule 2 shall not exceed the aggregate amount of the Consideration.

9.	POST-COMPLETION OBLIGATIONS

9.1	For the purposes of determining the Consideration, the Vendor shall, shall at its own costs and expenses deliver the Completion Accounts to the Purchaser no more than sixty (60) Business Days after the Completion Date.

10.	PURCHASER’S WARRANTIES AND UNDERTAKINGS

10.1	The Purchaser hereby represents and warrants to the benefits of the Vendor (with the intent that the provisions of this Clause 10.1 shall continue to have full force and effect notwithstanding Closing) as follows (collectively, the “Purchaser’s Warranties”):

(a)	the Purchaser is duly incorporated, duly organised and validly existing under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement;

(b)	the Purchaser has corporate power and authority to enter into and perform this Agreement and any agreement entered into pursuant to the terms of this Agreement and the provisions of this Agreement and any agreement entered into pursuant to the terms of this Agreement, constitute valid and binding obligations on the Purchaser and are enforceable against the Purchaser, in accordance with their respective terms;

(c)	there are no:

(i)	outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting the Purchaser;

(ii)	lawsuits, actions or proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser; or

(iii)	investigations by any governmental or regulatory body which are pending or threatened against the Purchaser, so far as the Purchaser is aware,

and which, in each case, has or could have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or any agreement entered into pursuant to the terms of this Agreement; and

(d)	no order has been made, petition presented or meeting convened for the winding up of the Purchaser, nor any other action taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors or shareholders or any other contributors), and there are no proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under the applicable laws, would justify any such proceedings.

10.2	The Purchaser warrants to the Vendor that the Purchaser is not actually aware at the date of this Agreement of any matter or thing which would give rise to a claim against the Vendor whether in contract or otherwise under the provisions of this Agreement.

10.3	In addition to the Vendor’s right to damages or any other right at common law in respect of any breach of Warranties by the Purchaser or any other terms of this Agreement, the Purchaser shall indemnify and keep indemnified the Vendor (or its nominee(s)) from and against all losses, liabilities, damages, costs, charges, interests, penalties, expenses (including legal expenses), actions or proceedings sustained or incurred or brought by or against the Vendor (or its nominee(s)) directly or indirectly arising from or in connection with any breach of any of the warranties given by him or any other terms of this Agreement.

11.	CONFIDENTIALITY

11.1	Each of the Parties agrees to keep strictly secret and confidential, and shall cause the respective directors, officers, employees, agents and advisers of the Parties to keep strictly secret and confidential, and under no circumstances to disclose to any person or entity which is not a party hereto, the terms of this Agreement unless disclosure of such information is expressly permitted by the prior consent in writing of the other Parties.

11.2	Notwithstanding Clause 11.1, the confidentiality obligation shall not apply to any information:

(a)	obtained from any Party which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of the other Parties or any of its agents, advisers, directors, officers, employees or representatives;

(b)	which is required to be disclosed in an announcement or press release made under the Rules of The Nasdaq Stock Market, LLC (“Nasdaq”) or to any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including, without limitation, the Nsadaq, the U.S. Securities and Exchange Commission, any national stock exchange or securities council);

(c)	which is required to be disclosed pursuant to any legal process issued by any court or tribunal whether in Hong Kong, BVI, U.S. or elsewhere; and

(d)	disclosed by any of the Parties to its legal and professional advisers for the purpose of this Agreement.

11.3	The obligations contained in this Clause 8 shall endure, even after Closing, without limit in point of time.

12.	MISCELLANEOUS PROVISIONS

12.1	Waiver: No failure or delay by any Party in exercising or enforcing any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise or enforcement thereof or operate as a waiver thereof in whole or in part.

12.2	Cumulative Remedies: The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12.3	Assignment: This Agreement shall be binding on and enure to the benefit of the successors and permitted assigns (as the case may be) of each of the Parties, except that none of the Parties shall, nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Agreement nor grant, declare, create or dispose of any right or interest in it, without the prior written consent of the other Parties.

12.4	Severance: If any provision of this Agreement shall be held to be illegal, void, invalid, unlawful or unenforceable in whole or in part under the laws of any jurisdiction, the legality, validity and enforceability of the remaining provisions of this Agreement in that jurisdiction shall not be affected, and the legality and validity of the whole of this Agreement in any other jurisdiction shall not be affected.

12.5	Amendment: No amendment, variation or termination of this Agreement shall be effective unless made in writing and signed by or on behalf of the Parties.

12.6	Further Assurance: Each Party shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other Party may from time to time require, for the purpose of giving to the other Party the full benefits of all of the provisions of this Agreement.

12.7	Costs: Each Party shall bear its own legal and other costs and expenses, stamp duty (if any), duties or other taxes of a similar nature (including fines, penalties and interest) in relation to this Agreement.

12.8	Counterpart: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

12.9	Entire Agreement: This Agreement constitutes the whole agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior agreements, correspondences and representations in whatsoever nature with respect to the subject matter hereof. Nothing in this Agreement purports to limit or exclude liability arising as a result of any fraud, willful misconduct, willful concealment or gross negligence.

12.10	Time of Essence: Time shall be of the essence of this Agreement.

12.11	Continuing Effect: Subject to the terms of this Agreement, all provisions of this Agreement shall, so far as they have not been performed at Closing, not in any respect be extinguished or affected by Closing or by any other event or matter whatsoever and continue in full force and effect, except by a specific and duly authorised waiver on release by the Party having the benefit of those warranties or provisions.

13.	NOTICES

All notices, demands or other communications required or permitted to be given or made under or in connection with this Agreement shall be in writing and delivered personally or sent by prepaid registered post, by fax or by email transmission addressed to the intended recipient thereof at its address, fax number or email address, and marked for the attention of such person (if any), set out in the first page of this Agreement (or to such other last known address, fax number or email address as such Party may from time to time notify the other party). Any such notice, demand or communication shall be deemed to have been duly served (if given or made by fax or by email transmission) immediately, subject to confirmation of uninterrupted transmission by a transmission report, provided that any notice transmitted by fax or email transmission after 5:00 pm (at the place where such fax or email is to be received) shall be deemed to have been received at 9:00 am on the next Business Day or (if given or made by letter) upon delivery if hand delivered or two Business Days after posting (if sent by local mail) and five Business Days after posting (if sent by air mail) and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. Each Party hereby undertakes to notify the other Party of any change of its address, fax number or email address immediately, and in any event, within 10 Business Days after such change.

14.	THIRD PARTIES’ RIGHTS

Unless otherwise provided herein, a person or company who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) nor the right to enforce any term of this Agreement.

15.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong and each Party irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong.

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SCHEDULE 1

Particulars of the Company

1.	Full Name	:	Loomi Entertainment Limited
2.	Company No.	:	2185794
3.	Date of Incorporation	:	29 August 2025
4.	Registered Office	:	Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110
5.	Shareholders and shareholding	:	(1) The Vendor (Seventy (70) Shares, representing 70% of the entire issued Shares) (2) Tse Fuk Yan (Thirty (30) Shares, representing 70% of the entire issued Shares)
6.	Director	:	Yu Tsz Ngo and Tse Fuk Yan
7.	Subsidiaries	:	(1) Loomi Asia Sdn Bhd (2) Loomi Global Pte Ltd (3) Loomi Hong Kong Company Limited

SCHEDULE 2

VENDOR’S WARRANTIES

1.	General Information and Group Structure

1.1	The information in Schedules 1 is true, accurate and complete in all respects.

2.	Compliance with Legal Requirements

2.1	The Company has duly and properly complied with all filing and registration requirements in respect of corporate or other documents imposed under the relevant laws of the jurisdiction in which it is incorporated.

2.2	The registers of members/shareholders/directors/mortgages and charges of the Company or the equivalent thereof are correct and to the best knowledge of the Vendor, the Company has not received any application or request for rectification of its registers of members/shareholders/directors/mortgages and charges and there are no circumstances which might lead to any such application or request for rectification of such register to be made have arisen or occurred.

2.3	(a) The Company has not committed any breach of or failed to observe any applicable laws, rules or regulations to which it is subject nor is being subject to any investigation, enquiry, reprimand or interrogation by any statutory or regulatory body in Hong Kong or elsewhere.

(b)	The Company has complied with all applicable laws, rules and regulation in all respects and the Company has obtained and complied with all necessary consents and has complied with all legal or regulatory requirements in relation to any transactions to which it is or has been a party before Closing.

(c)	The Company has full power, authority and legal right to own its Assets in the jurisdiction.

(f)	The Vendor has full power to enter into this Agreement and to exercise rights and perform obligations thereunder and (where relevant) all corporate and other actions required to authorise its execution of this Agreement and the performance of its obligations under this Agreement have been duly taken and this Agreement will, when executed, comprise legal, valid and binding obligations on the Vendor enforceable in accordance with its terms.

(g)	The execution, delivery and performance of this Agreement and the performance of the obligations by the Vendor thereunder does not and will not violate in any respect of any provision of:

(i)	any law of or order, writ, injunction or decree of any court in Hong Kong or any jurisdiction in which the Vendor is domiciled or the Company is incorporated or any part thereof prevailing as at the date of this Agreement and up to and including Closing;

(ii)	any agreement, commitment or other instrument to which the Vendor or the Company are a party or by which the Company or its Assets may be bound or affected;

(iii)	the applicable laws, rules and regulations and documents incorporating and constituting the Vendor or the Company prevailing as at the date of this Agreement and up to and including Closing; or

(iv)	any mortgage, contract or other undertaking or instrument to which the Vendor or the Company is a party or which is binding, upon them or any of the Assets, and does not and will not result in the creation or imposition of any Encumbrance on any of the Assets.

2.4	The Vendor has obtained all necessary authorisations of all relevant governmental or regulatory authorities, agencies or bodies, or any other third party, required for the implementation of the transactions contemplated in this Agreement

3.	The Sale Shares

(a)	The Sale Shares were allotted and issued fully paid in accordance with the memorandum and articles of association of the Company and in compliance with all relevant laws of the BVI.

(b)	There is no option, right to acquire, equities, claim, mortgage, charge, pledge, lien, third party rights whatsoever, adverse interest, Encumbrances or other form of security on, over or affecting any of the Sale Shares or the shares of the unissued share capital of the Company, and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

(c)	All rights now attached to the Sale Shares and all dividends, payments and distributions declared, paid or made in respect thereof are valid, effective, enforceable, and subsisting.

(d)	The Sale Shares may be sold, assigned and transferred by the Vendor as provided for under this Agreement without the consent or approval of any third party.

4.	Shares and Options

4.1	There is no Encumbrance on, over or affecting any part of the issued or unissued capital or loan capital of the Company and there is no agreement or commitment to give or create any such Encumbrance and no claim has been made by any person to be entitled to any such Encumbrance which has not been fully waived or satisfied.

4.2	There is no option, agreement or commitment outstanding which calls for the allotment or issue or gives any person the right to call for the allotment or issue of any shares in or securities or debentures of the Company.

5.	Corporate Matters

5.1	The Vendor is an business company duly incorporated in the BVI with limited liability and validly existing under the laws of the BVI.

5.2	The Company is a business company duly incorporated in the BVI with limited liability and validly existing under the laws of the BVI.

5.3	The minute books of directors’ meetings and of shareholders’ meetings (insofar as the same have been produced to the Purchaser) respectively contain substantially full and accurate records of all resolutions passed by the directors and the shareholders respectively of the Company and no resolutions have been passed by either the directors or the shareholders of the Company which are not recorded in the relevant minute books.

5.4	All Encumbrances in favour of or created by the Company have (if appropriate) been registered in accordance with applicable laws, rules and regulations at the relevant registries and authorities.

5.5	The memorandum and articles of association (or equivalent document) of the Company provided to the Purchaser is true, accurate and complete copies and no alteration has been or will be made to such document after the date hereof.

6.	Taxation

6.1	Each of the Company and the Subsidiaries has complied with all relevant legal requirements relating to registration or notification for Taxation purposes in all respects.

6.2	All returns, notifications, documents, computations and payments for Taxation purposes which ought to have been made by or in respect of each of the Company and the Subsidiaries in Hong Kong or elsewhere, have been duly made and all such returns, notifications, documents or computations are up to the date of this Agreement, correct and on a proper basis and are not the subject of any dispute with the relevant Taxation authority.

6.3	The provisions (if any) included in the Completion Accounts will be adequate to cover all Taxation in respect of all periods ending on or before the Completion Date (as the case may be) for which the Company and the Subsidiaries were then or might at any time thereafter become or have become liable.

6.4	Neither the Company nor the Subsidiaries is in dispute with any Taxation Authority and, so far as the Vendor is aware, no such dispute is pending or threatened.

6.5	There is no liability to pay an amount in respect of Tax in relation to the Company and the Subsidiaries under an Encumbrance created on or before the Completion Date.

7.	Accounts

7.1	Other than a loan due and owing to the Vendor no exceeding USD550,000 (which shall survive Completion), the Company does not have any outstanding or undisclosed Liabilities or Encumbrances of any kind (whether liquidated or unliquidated, actual or contingent, foreseeable or unforeseeable, or otherwise).

7.2	The accounts, books of account, ledgers and financial and all accounting records of the Company and the Subsidiaries:

(a)	have been properly written up and have been maintained in all material respects in accordance with all applicable laws and accounting principles, standards and practices on a proper and consistent basis;

(b)	give a true and fair view of the Assets, Liabilities, state of affairs and financial position of the Company, the Subsidiaries, and of their respective profit and loss;

(c)	are up to date, true, accurate and complete;

(d)	accurately present and reflect, in accordance with the relevant laws of Hong Kong and generally accepted accounting principles, standards and practices, all transactions to which the Company or the Subsidiaries has been a party;

(e)	are in the possession of the Company and the Subsidiaries; and

(f)	comprise and contain all matters and information required by all applicable law to be entered therein.

8.	Insolvency

8.1	No order has been made or resolution passed for the winding up of the Company or any of the Subsidiaries and there is not outstanding:

(a)	any petition or order for its winding up of the Company or any of the Subsidiaries;

(b)	any receivership of the whole or any part of the undertaking or assets of the Company or any of the Subsidiaries;

(c)	any petition or order for the administration of the Company or any of the Subsidiaries; or

(d)	any voluntary arrangement between the Company or any of the Subsidiaries and any of its creditors.

8.2	There are no circumstances which are known, or would on reasonable enquiry be known, to the Vendor and which would entitle any person to present a petition for the winding up or administration of the Company or any of the Subsidiaries or to appoint a receiver of the whole or any part of its undertaking or assets.

8.3	No floating charge created by the Company or any of the Subsidiaries has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

9.	Subsidiaries

9.1	Each of the Subsidiaries is a limited liability company duly incorporated in the respective jurisdictions of incorporation and validly existing under the laws of such jurisdictions.

9.2	The Company is the legal and beneficial owner of the entire issued shares of the Subsidiaries.

10.	Miscellaneous

10.1	All matters disclosed herein and all information given by or on behalf of the Vendor to the Purchaser or its authorized representatives or the Purchaser’s accountants or financial adviser, pursuant to, in connection with, or otherwise contained in this Agreement are true, complete and accurate in all respects.

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Execution Page(s)

IN WITNESS WHEREOF this Agreement has been entered into by the Parties the day and year first above written.

The Vendor

SIGNED by Yu Tsz Ngo	)
)
its director(s) / authorised signature(s) (duly authorised by resolution of the board of directors) for and on behalf of ZENITH GREEN LIMITED whose signature(s) is/are verified by / in the presence of:	)
)
)
	)	/s/ Tsz Ngo Yu
)
)
)
)

Signature of witness: /s/ Wing Yan Chin

Name of witness: Chin Wing Yan

The Purchaser

SIGNED by Fung Kai Man	)
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its director(s) / authorised signature(s) (duly authorised by resolution of the board of directors) for and on behalf of RISEMIND HOLDINGS (CAYMAN) LIMITED whose signature(s) is/are verified by / in the presence of:	)
)
)
	)	/s/ Kai Man Fung
)
)
)
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Signature of witness: /s/ Wing Yan Chin

Name of witness: Chin Wing Yan